Exhibit 99.(g)(iv)

Exhibit B

List of Portfolios Covered by the Global Custody Agreement between Schroder

Series Trust and JPMorgan Chase Bank, N.A.

Amended as of July 1, 2015

Schroder Total Return Fixed Income Fund

Schroder U.S. Small and Mid Cap Opportunities Fund

Schroder Emerging Market Equity Fund

Schroder International Multi-Cap Value Fund

Schroder Absolute Return EMD and Currency Fund

Schroder Emerging Markets Multi-Cap Equity Fund

Schroder Emerging Markets Multi-Sector Bond Fund

Schroder Long Duration Investment-Grade Bond Fund

Schroder Broad Tax-Aware Value Bond Fund

Schroder Global Multi-Asset Income Fund

Schroder Global Strategic Bond Fund

Schroder Emerging Markets Small Cap Fund

Schroder Short Duration Bond Fund

This Exhibit B supersedes and replaces any previously executed Exhibit B between the parties.

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Schroder Series Trust

By:	/s/ William P. Sauer

Name:	William P. Sauer

Title:	Authorized Signatory

Date:	July 1, 2015

JPMorgan Chase Bank, N.A.

By:	/s/ Anna Maria Calla Minniti

Name:	Anna Maria Calla Minniti

Title:	Vice President

Date:	July 2, 2015